MARINA CAPITAL, INC.

195 Alhambra, Suite 3 * San Francisco, CA 94123 * 415-441-9925/415-441-9924 fax


LETTER OF INTENT AND UNDERSTANDING:


This letter, dated May 15, 1996, is made by and between Marina Capital, Inc.
(MC) with its principal place of business at 349 South 200 East, Suite 370, Salt Lake City, Utah 84111 and VR Utah, Inc., dba Business Resource Center, (VR) with its principal place of business at 349 South 200 East, Suite 370, Salt Lake City, Utah 84111.

MC is engaged in the business of marketing, sales, business consulting, financing and real estate development.

VR is engaged in the business of business sales and consulting.

MC and VR desire to assist and cooperate with each other from time to time on business opportunities that may be of beneficial interest to each party.

Each party shall be responsible for their own expenses that arise from each project that they are a party to.

Each party shall agree to the compensation split on a project by project basis.

On certain projects a detailed agreement may be required.

The parties have agreed to this Letter of Intent and Understanding on the date first written above.



Marina Capital, Inc.                                     VR Utah, Inc.

By: /s/ Larry Walker                                     By: /s/ William Tabor
         President                                                President